UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CALITHERA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALITHERA BIOSCIENCES, INC.

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calithera Biosciences, Inc., a Delaware corporation. The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CALA2022 originating from South San Francisco, California on Wednesday, June 1, 2022 at 10:00 a.m. local time. You will not be able to attend the Annual Meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect the Board of Directors’ two nominees for director to serve until the 2025 Annual Meeting of stockholders.

2.	To ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice.

4.	To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock.

5.	To approve the issuance of more than 20% of our issued and outstanding common stock.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 4, 2022. Only stockholders of record at the close of business on the record date may vote at the meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 1, 2022. This notice, the proxy statement accompanying this notice and our Annual Report on Form 10-K may be found at http://ir.calithera.com/financial-information/annual-reports.

By Order of the Board,

/s/ Stephanie Wong Stephanie Wong
Secretary

South San Francisco, California

April 20, 2022

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the virtual annual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the virtual annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other agent.

CALITHERA BIOSCIENCES, INC.

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Calithera Biosciences, Inc., is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 20, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend and participate in the Annual Meeting online?

This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the internet. Any stockholder can attend the virtual meeting live online at www.virtualshareholdermeeting.com/CALA2022. The webcast will start at 10 a.m. Pacific Time. Stockholders as of April 4, 2022, the record date, may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, a call center support number will be provided on the meeting login page at www.virtualshareholdermeeting.com/CALA2022 at 9:45 a.m. Pacific Time. In order to enter the Annual Meeting, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below). If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Calithera held as of the record date, your name and email address. You must then submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 23, 2022. Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/CALA2022. You will not be able to attend the Annual Meeting in person.

Why a Virtual-Only Online Meeting?

Conducting the Annual Meeting virtually allows for remote participation and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. In addition, holding the Annual Meeting virtually allows us to make much more efficient use of the time of our independent directors. Stockholder rights are not affected. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting. We may consider a change in our virtual-only meeting practice in the future. Given the above listed factors, we feel a virtual-only meeting is the right choice for Calithera and its stockholders at this time.

Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://ir.calithera.com/investor-overview, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, a call center support number will be provided on the meeting login page at www.virtualshareholdermeeting.com/CALA2022 at 9:45 a.m. Pacific Time.

If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at http://ir.calithera.com/financial-information/annual-reports and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “What happens if the Annual Meeting is postponed or adjourned” below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 97,236,174 shares of common stock and 14,817,484 shares of Series A preferred stock (on an as-converted to common stock basis) entitled to vote at the Annual Meeting.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If on April 4, 2022, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker or Bank

If on April 4, 2022, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the virtual meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholder of Record: Shares of Series A Preferred Stock in Your Name

Our existing Certificate of Designations provides that the holder of our Series A preferred stock shall vote together with the holders of the common stock as a single class. The number of votes that the holder of the Series A preferred stock is entitled to cast is based on the number of shares of common stock that the shares of Series A preferred stock are convertible into, subject to the “Share Cap” described in our Certificate of Designations. The Share Cap is defined to mean shares of common stock equal to 14,817,484 (or (i) 0.1999 multiplied by (ii) 74,124,484). As of the record date all the shares of Series A preferred stock are held by Millennium Pharmaceuticals, Inc.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal No. 1 – To elect two Class II directors to hold office until the 2025 Annual Meeting of Stockholders;

•	Proposal No. 2 – To ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;

•	Proposal No. 3 – To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;

•	Proposal No. 4 – To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock; and

•	Proposal No. 5 – To approve the issuance of more than 20% of our issued and outstanding common stock.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For,” “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy or vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting online and vote during the meeting even if you have already voted by proxy.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/CALA2022, starting at 10 a.m. Pacific Time on June 1, 2022.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote through the internet, go to www.virtualshareholdermeeting.com/CALA2022 to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on the day before the meeting to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Calithera. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 4, 2022. As of the record date, Millennium Pharmaceuticals, Inc., or Millennium, is the sole holder of the Series A preferred stock. On each of proposals 1, 2, 3 and 4, Millennium will have one vote for each share of Series A preferred stock (on an as-converted basis) it owns as of April 4, 2022, provided however, shares of Series A preferred stock representing only 14,817,484 shares of common stock may be voted due to limitations imposed by the listing rules of the Nasdaq Stock Market LLC, or the Nasdaq Listing Rules. Furthermore, Millennium is prohibited from voting on proposal 5 by the Nasdaq Listing Rules.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or online during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on proposals 1, 3 and 5 without your instructions, but may vote your shares on proposal 2 and 4 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of the two nominees for director;

•	“For” the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;

•	“For” the advisory approval of named executive officer compensation;

•	“For” an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock; and

•	“For” the issuance of more than 20% of our issued and outstanding common stock.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080.

•	You may attend the virtual Annual Meeting and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

If you wish to submit a proposal (including a director nomination) to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2022, to Stephanie Wong, our

Secretary, c/o Calithera Biosciences, Inc., 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080; provided, however, that if our 2023 Annual Meeting of stockholders is held before May 2, 2023, or after July 1, 2023, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2023 Annual Meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Secretary at the address above no earlier than the close of business on February 1, 2023, and no later than the close of business on March 3, 2023, except that if our 2023 Annual Meeting of stockholders is held more than 30 days before or after June 1, 2023, notice by the stockholder to be timely may be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of stockholders and no later than the close of business on the later of (i) the 90th day before the 2023 Annual Meeting of stockholders or (ii) tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is made. If such proposal is submitted after March 3, 2023, it will be considered untimely. You are also advised to review our Amended and Restated Bylaws, or the Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for proposals 2, 3, 4 and 5 and will have the same effect as “Against” votes. Broker non-votes on proposals 1, 3 and 5 will have no effect and will not be counted towards the vote total for any of these proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 3 and 5 are deemed “non-routine.”

How many votes are needed to approve each proposal?

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Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present online during the virtual meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

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Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal No. 3 – To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice, the proposal must receive “For” votes from the holders of a majority of shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal.

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Proposal No. 4 – To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock, as disclosed in the proxy statement accompanying this Notice, the proposal must receive “For” votes from the holders of a majority of all outstanding shares of our common stock and Series A preferred stock (on an as-converted basis, but subject to the “Share Cap” as defined in the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock) voting together as a single class. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal No. 5 – To approve the issuance of more than 20% of our issued and outstanding common stock as disclosed in the proxy statement accompanying this notice, the proposal must receive “For” votes from the holders of a majority of shares of common stock present online during the virtual meeting or represented by proxy and entitled to vote on the matter. The Series A preferred stock is prohibited from voting on this proposal pursuant the Nasdaq Listing Rules. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the virtual meeting or represented by proxy. On the record date, there were 97,236,174 outstanding shares of common stock and shares of Series A preferred stock equivalent to 14,817,484 shares of common stock entitled to vote. Thus, the holders of 56,026,829 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. A list of stockholders entitled to vote at the close of business on the April 4, 2022 will be available during the Annual Meeting at www.virtualshareholdermeeting.com/CALA2022 and electronically for 10 days prior to the Annual Meeting to registered stockholders for any legally valid purpose related to the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the virtual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present online during the virtual meeting or represented by proxy may adjourn the meeting to another date.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using the control number.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2022, Jonathan G. Drachman, M.D., Suzy Jones, and Deepa Pakianathan, Ph.D. Dr. Drachman, Ms. Jones, and Dr. Pakianathan have each served as members of our Board since December 2013, August 2016, and September 2012, respectively. Dr. Drachman is not standing for reelection to the Board when his term expires at the Annual Meeting and the Board plans to reduce its size to eight directors immediately after the Annual Meeting. The nominees listed below are current directors and if elected at the Annual Meeting, these nominees would serve until the 2025 Annual Meeting and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting. Eight out of nine of the directors attended the 2021 Annual Meeting, which was held virtually.

Directors are elected by a plurality of the votes of the holders of shares present online during the virtual meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of the nominees and the directors whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING

Deepa R. Pakianathan, Ph.D. Dr. Pakianathan, age 57, is our lead independent director and has served as a member of our board of directors since September 2012. Dr. Pakianathan currently serves as Chief Executive Officer of Redd Pharmaceuticals, Inc., a private biotechnology company. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm. From 2007 to 2019, Dr. Pakianathan served on the board of directors of Alder Pharmaceuticals, Inc., from 2008 to 2019, Oncomed Pharmaceuticals, Inc., and from 2020 to 2021, FS Development Corp. and since 2021 FS Development Corp II. From 1998 to 2001, Dr. Pakianathan served as a Vice President in the healthcare group at JP Morgan Chase & Company. From 1993 to 1997, Dr. Pakianathan served as a postdoctoral scientist in the Immunology Department at Genentech, Inc. Dr. Pakianathan currently serves on the board of directors of Theravance Biopharma, Inc., Karyopharm Therapeutics, Inc., and Mereo BioPharma Group plc. Dr. Pakianathan holds an M.S. and a Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and an M.Sc. from The Cancer Research Institute at the University of Bombay, India.

We believe Dr. Pakianathan’s experience as a venture capital investor in and as a director for multiple biotechnology companies, as well as her experience as a biotechnology investment banker, qualify her to serve on our board of directors.

Suzy Jones. Ms. Jones, age 56, has served as a member of our board of directors since August 2016. Since September 2010, Ms. Jones has been the Founder and Managing Partner of DNA Ink, a boutique life sciences advisory firm. Prior to founding DNA Ink, Ms. Jones spent 20 years at Genentech, Inc. in various roles in immunology research, product development managing cross functional teams for Rituxan and Avastin, and business development where she was Head of Non-Oncology Licensing and later Interim Head of Partnering and Head of Business Development. Ms. Jones serves as a member of the board of directors of Patrys Limited, an ASX listed Australian biotechnology company. She received a B.S. degree in Biology from University of California, Santa Cruz.

We believe Ms. Jones’s experience in the biotechnology industry qualifies her to serve on our board of directors.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

Susan M. Molineaux, Ph.D. Dr. Molineaux, age 68, has served as our President, Chief Executive Officer and as a member of our board of directors since she co-founded Calithera in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux currently serves as a member of the board of directors of Geron Corporation, Theravance Biopharma, Inc., Cyteir Therapeutics, Inc. and Smith College, and is a Scientific Advisor for Lightstone Ventures. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.

We believe Dr. Molineaux’s experience on our board of directors and as our Chief Executive Officer, as well as her experience in our industry qualifies her to serve on our board of directors.

Blake Wise. Mr. Wise, age 51, has served as a member of our board of directors since September 2017. Since December 2019, Mr. Wise has served as Chief Executive Officer and a member of the board of directors of Novome Biotechnologies, Inc., a biopharmaceutical company. From January 2018 to December 2019, Mr. Wise served as Chief Executive Officer and a member of the board of directors of Achaogen, Inc., a biopharmaceutical company, where he oversaw the development and U.S. Food and Drug Administration approval of ZEMDRI (plazomicin). Mr. Wise joined Achaogen as Chief Operating Officer in 2015 and, in February 2017, he was also appointed President. Prior to joining Achaogen, Mr. Wise served as Vice President, Cross BioOncology at Genentech, Inc., or Genentech, where he led cross-portfolio oncology initiatives, including key account management, marketing, managed markets, companion diagnostics, pipeline commercialization, and long-term oncology strategy. Mr. Wise also held several other leadership positions at Genentech including Senior Director, Franchise Head and Life Cycle Leader of the Lytics franchise and as a Sales Director in BioOncology, Marketing Director in Cystic Fibrosis and Immunology, and Interactive Marketing Director. Prior to joining Genentech, Mr. Wise worked in consumer marketing, e-commerce and online marketing in leadership positions at Gap, Inc. and Webvan, Inc. Mr. Wise received a Bachelor of Arts degree in Business Economics from University of California, Santa Barbara, and a Masters of Business Administration degree from University of California, Berkeley, Haas School of Business.

We believe Mr. Wise’s experience in the biotechnology industry qualifies him to serve on our board of directors.

H. Ward Wolff. Mr. Wolff, age 73, has served as a member of our board of directors since December 2014. Mr. Wolff served as Executive Vice President and Chief Financial Officer of Sangamo Therapeutics, Inc. from 2007 until his retirement in March 2017. Prior to Sangamo, Mr. Wolff was with Nuvelo, Inc., where he served as Senior Vice President, Finance and Chief Financial Officer until its restructuring in August 2007. Prior to that, he was Chief Financial Officer and Senior Vice President, Finance, of Abgenix, Inc. until April 2006 when Abgenix, Inc. merged with Amgen, Inc. Prior to joining Abgenix, Inc., Mr. Wolff held financial management positions in both public and private emerging growth companies, including serving as Senior Vice President and CFO of DoubleTwist, Inc., a life sciences company integrating genomic information and bioinformatics analysis tools. He began his career with PricewaterhouseCoopers LLP, where he held a number of positions as a certified public accountant, including Senior Audit Manager. From 2007 to 2020, Mr. Wolff served as a member of the board of directors of Portola Pharmaceuticals, Inc., until its merger with Alexion Pharmaceuticals, Inc., and from 2018 to 2021, Mr. Wolff served as a member of the board of directors of Sunesis Pharmaceuticals, Inc., until its merger with Viracta Therapeutics, Inc. From June 2006 until his appointment to Sangamo’s management team, he was a member of Sangamo’s board of directors, serving as Chairman of the Audit Committee. Mr. Wolff received a B.A. degree in Economics from the University of California at Berkeley and an M.B.A. degree from Harvard Business School.

We believe Mr. Wolff’s extensive financial experience and experience in the biotechnology industry qualifies him to serve on our board of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Sunil Agarwal, M.D. Dr. Agarwal, age 52, has served as a member of our board of directors since September 2015. Since September 2018, Dr. Agarwal has served as Chief Development Officer and Head of Portfolio Strategy at Sana Biotechnology, Inc., a biotechnology company. From April 2017 to May 2018, Dr. Agawal has served as President of Research and Development at Juno Therapeutics, Inc., a biophamacetuical company, until its acquisition by Celgene Corporation. From September 2016 through March 2017, Dr. Agarwal served as a Partner at Soffinova Ventures. From August 2014 through August 2016, Dr. Agarwal served as Executive Vice President and Chief Medical Officer at Ultragenyx Pharmaceuticals, Inc., where he was responsible for leading the company’s clinical development. Prior to Ultragenyx, Dr. Agarwal served in various leadership capacities at Genentech, Inc. for 11 years. From January 2013 to June 2014 he held the position of Senior Vice President and Global Head of Clinical Development for OMNI (Ophthalmology, Metabolism, Neurosciences, Immunology and Infectious Diseases). From July 2009 to December 2012, Dr. Agarwal held the positions of Senior Vice President for Immunology and Infectious Diseases, and Vice President for Rheumatology from July 2009 to December 2012. He also held the position of Vice President of Genentech Drug Safety from January 2009 to July 2009. From September 2003 to January 2009, Dr. Agarwal held positions of increasing responsibility in Genentech’s Immunology clinical organization, and was involved in the development oversight of multiple molecules including Raptiva, Rituxan, and ocrelizumab. Dr. Agarwal served as a member of the board of directors of MyoKardia, Inc. from 2016 to 2020, until its acquisition by Bristol-Myers Squibb Company. Dr. Agarwal obtained a B.S. in Neuro-Biology from Cornell University and an M.D. from Tufts University School of Medicine.

We believe Dr. Agarwal’s experience in the biotechnology industry qualifies him to serve on our board of directors.

Scott Garland. Mr. Garland, age 53, has served as a member of our board of directors since July 2020. Since March 2021, Mr. Garland has been Chief Executive Officer of PACT Pharma. Prior to joining PACT Pharma, Mr. Garland was President, Chief Executive Officer and a member of the board of Portola Pharmaceuticals, Inc. prior to its merger with Alexion Pharmaceuticals, Inc. in July 2020. Prior to Portola, Mr. Garland served as President of Relypsa Inc., a biopharmaceutical company, from April 2017 to September 2018, and as Senior Vice President and Chief Commercial Officer from October 2014 to April 2017. From October 2011 to October 2014, Mr. Garland served as Executive Vice President and Chief Commercial Officer of Exelixis, Inc., a biopharmaceutical company focused on developing and commercializing cancer treatments. From April 2002 to October 2011, Mr. Garland held positions at Genentech, Inc., a biopharmaceutical company, most recently serving as Vice President of Genentech’s Avastin franchise, where he led the U.S. sales and marketing efforts for the drug. Prior to that position, he served as Vice President, Hematology Marketing and Sales, overseeing the Rituxan franchise and as a Marketing Director on the Tarceva franchise. From July 1997 to April 2002, Mr. Garland held several positions within the sales and marketing division of Amgen, Inc., a biotechnology company, and from July 1991 to July 1995, he served as a professional sales representative at Merck & Co., Inc, a biopharmaceutical company. Mr. Garland currently serves on the board of directors of Day One Biopharmaceuticals, Inc. Mr. Garland served on the board of directors of Karyopharm Therapeutics, Inc., from 2014 to 2020. Mr. Garland holds a B.S. from California Polytechnic State University (San Luis Obispo) and an M.B.A. from Duke University’s Fuqua School of Business.

We believe Mr. Garland’s experience in the biotechnology industry qualifies him to serve on our board of directors.

Keith Orford, M.D, Ph.D. Dr. Orford, age 50, has served as a member of our board of directors since November 2021. Dr. Orford currently serves as Chief Medical Officer and Executive Vice President of Clinical and Translational Science at Fog Pharmaceuticals, Inc. From 2015 to November 2021, Dr. Orford served as our Chief Medical Officer where he oversaw clinical development activities, including Clinical Operations and Medical Affairs. Prior to joining Calithera, Dr. Orford was the Clinical Development Lead in the Immuno-Oncology and

Combinations Development Performance Unit at GlaxoSmithKline plc, or GSK, where he oversaw the clinical activities on multiple early-stage clinical trials with targeted agents and novel immune-based therapies. Prior to GSK, Dr. Orford was at Merck & Co., Inc., where he worked on early clinical development programs across oncology and other therapeutic areas. Previously, Dr. Orford was a Research Fellow and Instructor at Massachusetts General Hospital and Harvard Medical School where he completed clinical training in Internal Medicine as well as postdoctoral work studying the epigenetic regulation of hematopoietic and embryonic stem cell differentiation. Dr. Orford received his undergraduate, M.D. and Ph.D. degrees from Georgetown University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD DIVERSITY

While we value diversity, our Nominating and Corporate Governance Committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, diversity of experience is one of the numerous criteria our Nominating and Corporate Governance Committee reviews before recommending a candidate. Our Nominating and Corporate Governance Committee believes diversity of experience can come from personal characteristics such as race and gender as well as diversity in background, viewpoints and skills. Our Nominating and Corporate Governance Committee and our board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected.

While our Nominating and Corporate Governance Committee is committed to continued focus on and expansion of our board’s diversity, we also believe our current board represents a diversity of expertise, talents, skills, backgrounds, and personal characteristics. Of the nine directors on our board, three are women. Furthermore, our board members range in age from 50 to 73. Our board of directors also seeks members that have extensive leadership experience, but may seek other members with different backgrounds, based upon the contributions they can make to Calithera. Currently, our directors all have significant leadership experience and collectively bring expertise and experience in finance, research and development, healthcare, corporate strategy, public company governance, regulatory, drug development and commercialization of pharmaceutical products.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	9

	Female	Male	Non- Binary	Gender Undisclosed
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian or Asian Indian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

FAMILY RELATIONSHIPS

Christopher Molineaux, our Senior Vice President of Development, is the spouse of Susan Molineaux, a member of our board of directors and our President and Chief Executive Officer. There are no other family relationships among the directors and executive officers.

INDEPENDENCE OF THE BOARD

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Calithera, our senior management and our independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Drs. Agarwal, Drachman and Pakianathan, Ms. Jones and Messrs. Garland, Wise and Wolff. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Calithera.

BOARD LEADERSHIP STRUCTURE

We believe that all members of our Board should have an equal voice in the affairs and the management of Calithera. Consistent with this philosophy, while our Bylaws and corporate governance policies, or Corporate Governance Policies, allow for the appointment of a chairperson of the board, we have chosen at this time not to have one. Given that we do not have a chairperson of the board, the Board believes that our stockholders are best served at this time by having a lead independent director, or the Lead Independent Director, who is an integral part of our Board structure and a critical aspect of effective corporate governance. The independent directors consider the role and designation of the Lead Independent Director on an annual basis. Dr. Pakianathan has been our Lead Independent Director since January 2017. Dr. Pakianathan brings considerable skills and experience, as described above, to the role. In addition, Dr. Pakianathan is the chairperson of our Nominating and Corporate Governance Committee of the Board, or the Nominating and Corporate Governance Committee, which affords her increased engagement with Board governance and composition. While our Chief Executive Officer has primary responsibility for preparing the agendas for Board meetings and presiding over the portion of the meetings of the Board where she is present, our Lead Independent Director has significant responsibilities, which are set forth in our Corporate Governance Policies, and include, in part:

•

Determining an appropriate schedule of Board meetings, seeking to ensure that the independent members of the Board can perform their duties responsibly while not interfering with the flow of our operations;

•

Working with our Chief Executive Officer, seeking input from all directors, the Chief Executive Officer and other relevant management, as to the preparation of the agendas for Board and committee meetings;

•

Advising the Board on a regular basis as to the quality, quantity and timeliness of the flow of information requested by the Board from our management with the goal of providing what is necessary for the independent members of the Board to effectively and responsibly perform their duties, and, although our management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material; and

•

Coordinating, developing the agenda for, and moderating executive sessions of the independent members of the Board, and acting as principal liaison between the independent members of the Board and the Chief Executive Officer on sensitive issues.

As discussed above, except for our Chief Executive Officer and Dr. Orford, our Board is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Lead Independent Director, provide balance on the Board and promote strong, independent oversight of our management and affairs.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board has received regular updates from the management team on the COVID-19 pandemic and is involved in strategy decisions related to the impact of the COVID-19 pandemic on our business. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee of the Board, or the Compensation Committee, is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD

The Board met ten times during 2021. Each of our Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2021 for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Technology Committee. The following table provides membership and meeting information for 2021 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Science and Technology
Susan M. Molineaux, Ph.D.
Sunil Agarwal, M.D.			X		X		X	*
Jonathan G. Drachman, M.D. (5)			X				X
Scott Garland (1)	X		X	*
Jean M. George (2)			X		X
Suzy Jones	X						X
Keith Orford, M.D., Ph.D. (3)							X
Deepa R. Pakianathan, Ph.D. (4)			X		X	*	X
Blake Wise	X				X
H. Ward Wolff	X	*

*	Committee Chairperson
(1)	Mr. Garland joined the Compensation Committee and was appointed chair in January 2021.
(2)	Ms. George resigned from the Board, Compensation Committee and Nominating and Corporate Governance Committee in November 2021.
(3)	Dr. Orford joined the Board in November 2021.
(4)	Dr. Pakianathan served as chair of the Compensation Committee until January 2021.
(5)	Dr. Drachman is not standing for re-election at the Annual Meeting.

Below is a description of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee consists of Ms. Jones and Messrs. Garland, Wise and Wolff. The Audit Committee met five times during 2021. Our Board has adopted a written Audit Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Our Board has also determined that Mr. Wolff qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. Wolff’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Mr. H. Ward Wolff (Chairman)

Mr. Scott Garland

Ms. Suzy Jones

Mr. Blake Wise

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Calithera under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Drs. Agarwal, Drachman and Pakianathan, and Mr. Garland. Ms. George served on our Compensation Committee until her resignation from the Board in November 2021. Mr. Garland became a member of our Compensation Committee and has served as chair since January 2021. Dr. Pakianathan served as chair until Mr. Garland’s appointment in January 2021. Dr. Drachman has notified us that he will not stand for reelection to the Board when his term expires at this Annual Meeting. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met five times during 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•

reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2021, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Pearl Meyer, or the Compensation Consultant, as its compensation consultant. The Compensation Committee requested the Compensation Consultant:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy to execute that long-term strategy.

As part of its engagement, the Compensation Consultant was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of management, the Compensation Consultant also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. The Compensation Consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with the Compensation Consultant, the Compensation Committee approved the recommendations.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to Dr. Susan Molineaux, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity grants to employees who are not officers of Calithera. The purpose of this delegation of authority is to enhance the flexibility of option administration within Calithera and to facilitate the timely grant of equity to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee or our Board.

The Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Drs. Pakianathan and Agarwal and Mr. Wise. Ms. George served on our Nominating and Corporate Governance Committee until her resignation from the Board in November 2021. Dr. Pakianathan currently serves as chair of the Nominating and Corporate Governance Committee. In January 2021, Mr. Wise joined the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during 2021. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of and the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders, diversity of experience and such other factors as the Nominating and Corporate Governance Committee may deem appropriate. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Calithera, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Science and Technology Committee

Our Science and Technology Committee consists of Drs. Pakianathan, Agarwal, Drachman and Orford, and Ms. Jones. Dr. Agarwal currently serves as chair of the Science and Technology Committee. Dr. Orford joined the Science and Technology Committee meeting in December 2021. Dr. Drachman is not standing for reelection to the Board when his term expires at this Annual Meeting. The Science and Technology Committee met two times during 2021. The Board has adopted a written Science and Technology Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

CODE OF ETHICS

We have adopted the Calithera Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Investors section of our website at www.calithera.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

The Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Investors section of our website at www.calithera.com.

ANTI-HEDGING POLICY

Our insider trading policy prohibits the trading of derivatives or pledges or hedging of our equity securities by members of our board of directors, executive officers, employees and consultants.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was engaged in 2014 and has audited our financial statements since 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Calithera and our stockholders.

The affirmative vote of the holders of a majority of the shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Calithera for the years ended December 31, 2021 and 2020, by Ernst & Young LLP, our independent registered accounting firm.

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees(1)	$1,190	$1,097
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,190	$1,097

(1)

Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

All fees incurred were pre-approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to meet two objectives: (i) to attract and retain talented and skilled executives by paying for performance and (ii) to align compensation of our executives with our stockholders through an appropriate mix of short-term and long-term compensation. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Calithera. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to the Board and the Compensation Committee, and accordingly the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2023 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our certificate of incorporation, to effect a reverse split of the issued and outstanding shares of the common stock at a ratio of between one-for-ten and one-for-twenty, with such ratio to be determined at the sole discretion of our Board, or the Reverse Stock Split. The form of proposed amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the certificate of incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving proposal 4 and the Reverse Stock Split, stockholders will approve the amendment to our certificate of incorporation pursuant to which any whole number of outstanding shares, between and including ten and twenty, would be combined into one share of common stock and authorize our Board to file one certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the certificate of incorporation.

Nasdaq Listing Compliance

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CALA.” To maintain a listing on the Nasdaq Global Select Market, we must satisfy various listing maintenance standards established by the Nasdaq. If we are unable to meet the Nasdaq Global Select Market requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of the Nasdaq Global Select Market, including that the common stock maintain a minimum bid price of $1.00 on the Nasdaq Global Select Market, or the Nasdaq Minimum Bid Requirement. We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between one-for-ten and one-for-twenty, inclusive, at the ratio determined by our Board to be most likely sufficient to allow us to meet and maintain the $1.00 minimum bid price requirement.

Reasons for the Reverse Stock Split

On December 30, 2021, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq Minimum Bid Requirement. We have been provided 180 calendar days by Nasdaq to regain compliance with this requirement, or the Grace Period, subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Grace Period.

If we do not achieve compliance with the Nasdaq Minimum Bid Requirement by June 28, 2022, the end of the Grace Period, we may be eligible for an additional 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for the market value of our publicly held shares and all other Nasdaq initial listing standards, with the exception of the Nasdaq Minimum Bid Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period. However, if it appears to Nasdaq staff that we will not be able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that the common stock will be subject to delisting. In the event we receive notice that the common stock is being delisted, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

In addition, on April 7, 2022, we received a written notice, or the Notice, from the Listing Qualifications Staff of The Nasdaq Stock Market LLC notifying us that our stockholders’ equity as reported in our Annual Report on Form 10-K for the year ended December 31, 2021, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) for the Nasdaq Global Select Market, which requires that a listed company’s stockholders’ equity be at least $10.0 million. In accordance with such Notice, we have 45 calendar days from the date of the Notice to submit a plan to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A), or we may choose to transfer the listing of our common stock to The Nasdaq Capital Market. We intend to submit a compliance plan within 45 days of the date of the Notice, and will evaluate available options to resolve the deficiency and regain compliance. If our compliance plan is accepted, we may be granted up to 180 calendar days from April 7, 2022 to evidence compliance. There can be no assurance that we will be able to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A), maintain compliance with any other listing requirements, or be able to transfer the listing of our common stock to the Nasdaq Capital Market.

Our Board has considered the potential harm to us of a delisting of the common stock and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement. Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Our Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If this proposal 4 is approved by the holders of the common stock and Series A preferred stock voting together as a single class and our Board decides to implement the Reverse Stock Split, our Board will determine the ratio of the Reverse Stock Split, in the range of between one-for-ten and one-for-twenty, inclusive, as determined in the judgment of our Board to be most likely sufficient to allow us to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on the Nasdaq Global Select Market for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market.

We believe that maintaining listing on the Nasdaq Stock Market (either the Nasdaq Global Select Market or Nasdaq Capital Market) will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq Stock Market listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Calithera, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the 97,236,174 shares of common stock outstanding as of April 4, 2022. The table does not account for fractional shares that will be paid in cash.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	97,236,174
1:10	9,723,617
1:11	8,839,652
1:12	8,103,014
1:13	7,479,705
1:14	6,945,441
1:15	6,482,411
1:16	6,077,260
1:17	5,719,774
1:18	5,402,009
1:19	5,117,693
1:20	4,861,808

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

•	1,000 shares in the case of a Reverse Stock Split at the ratio of 1-for-10;

•	909 shares in the case of a Reverse Stock Split at the ratio of 1-for-11;

•	833 shares in the case of a Reverse Stock Split at the ratio of 1-for-12;

•	769 shares in the case of a Reverse Stock Split at the ratio of 1-for-13;

•	714 shares in the case of a Reverse Stock Split at the ratio of 1-for-14;

•	666 shares in the case of a Reverse Stock Split at the ratio of 1-for-15;

•	625 shares in the case of a Reverse Stock Split at the ratio of 1-for-16;

•	588 shares in the case of a Reverse Stock Split at the ratio of 1-for-17;

•	555 shares in the case of a Reverse Stock Split at the ratio of 1-for-18;

•	526 shares in the case of a Reverse Stock Split at the ratio of 1-for-19; and

•	500 shares in the case of a Reverse Stock Split at the ratio of 1-for-20.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on the Nasdaq Global Select Market on the effective date of the certificate of amendment to the Certificate of Incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 19 shares (if we were to implement a 1-for-20 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the record date, there were approximately twenty holders of record of the common stock, of which one was a holder of fewer than 20 shares of common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 1-for-20 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record from 20 to 19.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal 4, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

•

Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

•

Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Global Select Market.

•

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Calithera with another company), proposal 4 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of Calithera.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of Calithera and our stockholders and we file the amendment to our certificate of incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, and judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local, foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitute qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock who are not U.S. Holders (as defined below), holders of common stock who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by Calithera as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Calithera, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the common stock and Series A preferred stock (on an as-converted basis) voting together as a single class on the record date is required for approval of the proposed amendment to our certificate of incorporation to effect a Reverse Stock Split set forth in this proposal 4. Our existing certificate of designations provides that the holder of our Series A preferred stock shall vote together with the holders of the common stock as a single class. The number of votes that the holder of the Series A preferred stock is entitled to cast is based on the number of shares of common stock that the shares of Series A preferred stock are convertible into, subject to the “Share Cap” described in our certificate of designations. The Share Cap is defined to mean shares of common stock equal to 14,817,484 (or (i) 0.1999 multiplied by (ii) 74,124,484). Because proposal 4 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Background and Description of Transaction

On October 18, 2021, we entered into a Preferred Stock Purchase Agreement with Millennium Pharmaceuticals, Inc., or Millennium, a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, or Takeda, as part of an agreement to acquire from Millennium two clinical-stage compounds as well as other technology, intellectual property and assets related to Takeda’s small molecule programs, TAK-228 and TAK-659 (now CB-228 and CB-659), or the Transaction. Pursuant to the Preferred Stock Purchase Agreement, we issued to Millennium 1,000,000 shares of Series A preferred stock initially convertible into an aggregate of 17,156,863 shares of common stock, subject to price-based anti-dilution adjustments that if triggered would result in the issuance of additional shares of common stock, at a valuation of $2.04 per equivalent one share of common stock for an aggregate deemed issue price of $35 million. We closed the Transaction on October 18, 2021, or the Closing Date.

In connection with the Transaction, we agreed to seek approval of our stockholders for the issuance of shares of common stock in excess of the “Share Cap” (as defined in the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the Closing Date, or the Certificate of Designations), with the recommendation of our Board that such proposal be approved. We are not seeking stockholder approval of, and you are not being asked to vote on, the transaction, but rather the conversion of the Series A preferred stock into common stock with such “full-ratchet”, anti-dilution price protections as in effect pursuant to the Certificate of Designations.

Pursuant to the Certificate of Designations, the Series A preferred stock has an original issue price of $35.00 per share and is initially convertible into 17,156,863 shares of common stock, representing 23.8% of our outstanding common stock immediately prior to the Closing Date. The Series A preferred stock will automatically convert, subject to certain beneficial ownership limitations, on the earlier of (i) the 18-month anniversary of the date of issuance and (ii) a “Qualified Financing” (as defined in the Certificate of Designations), in each case, into 17,156,863 shares of common stock, subject to certain price-based anti-dilution adjustments. The Series A preferred stock is also convertible, subject to certain beneficial ownership limitations, at the option of the holder thereof, at any time prior to automatic conversion into 17,156,863 shares of common stock. However, until this proposal 5 is approved by stockholders, Millennium may only convert its shares of Series A preferred stock into an aggregate of 14,817,484 shares of common stock, representing 19.99% of the outstanding shares of common stock immediately prior to the Closing Date.

The conversion price of the Series A preferred stock is subject to certain anti-dilution protections that if triggered will result in additional shares of common stock being issued upon conversion of the Series A preferred stock. If the volume weighted percentage price of our common stock for the 30 trading days prior to the 18-month anniversary of the date of issuance is lower than $2.04 per share, then the conversion price of the Series A preferred stock will be reduced to such lower price. In addition, if we sell or grant any common stock or any of our securities following the Closing Date that would entitle the holder thereof to acquire common stock at an effective price per share that is lower than the applicable conversion price of the Series A preferred stock, then the conversion price of the Series A preferred stock will be reduced to such lower price on a volume-weighted average basis. This is commonly referred to as “full-ratchet” anti-dilution protection. The effect of such reduction is that, upon the issuance of shares of common stock at such lower price, the Series A preferred stock would become convertible into a greater number of shares of our common stock. In addition, if in connection with a Qualified Financing, we issue warrants or other derivative securities to purchase our capital stock, then we will offer to issue to Millennium, upon payment of the same consideration as received by us from such investors for such warrants or other derivative securities, such number of warrants or other derivative securities in the same form and in the same percentage as issued in the Qualified Financing.

If our stockholders do not approve this proposal 5 to allow for the conversion of all of the shares of Series A preferred stock to common stock, and as a result Millennium is unable to convert any portion of the Series A preferred stock to common stock, then we will negotiate with Millennium in good faith the timing and amount per share to be paid to compensate Millennium for such inability to convert; provided that we will not be required to pay Millennium any cash for three years after the date of issuance unless we have closed an equity financing of at least $80.0 million with a volume weighted average price of at least $2.04 per share then we shall instead pay Millennium $2.04 per share of Series A preferred stock that Millennium is unable to convert.

If our stockholders approve this proposal 5 to allow for the conversion of all of the shares of Series A preferred stock to common stock, but Millennium is unable to convert as a result of the “Accounting Cap” (as defined in the Certificate of Designations) any portion of the Series A preferred stock to common stock by October 18, 2026, then on each yearly anniversary thereafter, any shares of Series A preferred stock that remain outstanding shall automatically be converted into common stock at the applicable conversion ratio, in each case subject to the Accounting Cap, until such point in time as all shares of Series A preferred stock have been converted.

Why We Are Seeking Stockholder Approval

Our common stock is currently listed on the Nasdaq Global Select Market and as a result, issuances of our common stock are subject to the Nasdaq Listing Rules. In particular, the issuance of the Series A preferred stock to Millennium requires stockholder approval pursuant to Nasdaq Listing Rule 5635(d) and 5635(b).

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, at a price that is less than the “minimum price”, defined as the lower of the closing price immediately preceding the signing of the binding agreement or the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The Series A preferred stock was issued to Millennium in a private placement and although such shares were issued at an effective “minimum price” of $2.04 per share of common stock, the conversion price of the Series A preferred stock is subject to certain anti-dilution protections that if triggered will result in an effective conversion price that is less than the “minimum price.”

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock. Until this proposal 5 is approved by stockholders, Millennium may only convert its shares of Series A preferred stock into an aggregate of 14,817,864 shares of common stock, representing 19.99% of the outstanding shares of common stock immediately prior to the Closing Date. If this proposal 5 is approved, the Series A preferred stock will be convertible (prior to the application of any anti-dilution protections) into a minimum of 17,156,863 shares of common stock assuming an effective conversion price of $2.04 per share. As discussed below, the conversion price of the Series A preferred stock is subject to certain anti-dilution protections that if triggered will result in additional shares of common stock being issued upon conversion of the Series A preferred stock.

If our stockholders do not approve this proposal 5, then we will only be able to issue Millennium a maximum of 14,817,864 shares of common stock.

Effect on the Rights of Existing Common Stockholders

Dilutive Effect of Issuances of Common Stock

Upon stockholder approval of proposal 5, the Series A preferred stock will not be subject to the “Share Cap” and may be converted into common stock at the election of Millennium, resulting in a potential issuance of at least 17,156,863 shares of common stock. If the price-based anti-dilution adjustments are triggered the conversion of the Series A preferred stock would result in the issuance of additional shares of common stock at the time of conversion. If the price-based “full ratchet” anti-dilution occurs, it would result in significant dilution in ownership interests and voting rights to our stockholders.

For illustrative purposes only, the table below shows the number of shares of common stock that would be issuable upon conversion of the Series A preferred stock if (i) the volume weighted-average price of our common stock for the 30 trading days prior to the 18-month anniversary of the date of issuance is lower than $2.04 per share, or (ii) we issue securities at an effective price per share that is lower than $2.04 per share, thereby resulting in the issuance of more than 17,156,863 shares of common stock:

Assumed Conversion Price	Common Stock Issuable upon Conversion of Series A Preferred Stock
$0.25	140,000,000
$0.50	70,000,000
$0.75	46,666,666
$1.00	35,000,000
$1.25	28,000,000
$1.50	23,333,333
$1.75	20,000,000
$2.00	17,500,000

Rights of Series A Preferred Stock

The Series A preferred stock is entitled to customary dividends and distributions when and if paid on shares of the common stock and will be entitled to vote on an as-converted basis on any matter presented to our stockholders or at any meeting of stockholders, subject to certain beneficial ownership limitations. The Series A preferred stock has preference over the common stock with respect to distribution of assets or available proceeds, as applicable, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Calithera or any other deemed liquidation event. If stockholder approval of proposal 5 is received, the shares of common stock issuable upon the conversion of the Series A preferred stock, when issued, shall have the same privileges and rights as all other shares of our common stock that are currently issued and outstanding, including the right to vote on all matters presented to the holders of our common stock.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the common stock present online during the virtual meeting or represented by proxy and entitled to vote on the matter is required to approve the issuance of shares equal to 20% or more of our outstanding common stock that are issuable upon the conversion of the Series A preferred stock into common stock, including pursuant to the anti-dilution provisions of the Certificate of Designations, as set forth in this proposal 5. Proposal 5 is intended to constitute the “Requisite Stockholder Approval” (as such term is defined in the Certificate of Designations) and pursuant to the Nasdaq Listing Rules only the outstanding shares of common stock, voting as a separate class (excluding the Series A preferred stock), have the right to vote on proposal 5. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal 5.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5.

OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 31, 2022.

Name	Age	Position
Officers
Susan M. Molineaux, Ph.D.	68	President, Chief Executive Officer and Director
Emil T. Kuriakose, M.D.	42	Chief Medical Officer
Christopher J. Molineaux, Ph.D.	68	Senior Vice President, Development
Frank Parlati, Ph.D.	53	Senior Vice President, Research
Eric B. Sjogren, Ph.D.	65	Senior Vice President, Drug Discovery
Stephanie Wong	48	Chief Financial Officer and Secretary

Dr. Susan M. Molineaux’s biography is included above under the section titled “Proposal No. 1 – Election of Directors.”

Emil T. Kuriakose, M.D. Dr. Kuriakose has served as our Chief Medical Officer since November 2021. From October 2017 to February 2020, he served as a Senior Medical Director and then as our Vice President, Clinical Development since February 2020 and Head of Clinical Development since January 2021. Dr. Kuriakose previously served at Novartis AG as Global Clinical Program Lead at the Novartis Institute for Biomedical Research from January 2016 to September 2017 and as Medical Director at Novartis Oncology from July 2013 to January 2016. At Novartis, Dr. Kuriakose led the U.S. Clinical Development and Medical Affairs Group for Farydak (panobinostat), supporting the new drug application filing and launch in multiple myeloma. He subsequently led early phase development of several drugs in solid and hematologic malignancies as Global Clinical Program Lead at the Novartis Institute for Biomedical Research (NIBR). Dr. Kuriakose completed his clinical training in hematology/oncology at Weill Cornell Medical College, including a research fellowship in myeloproliferative neoplasms at Memorial Sloan Kettering Cancer Center. He completed his residency training in internal medicine at UT Southwestern Medical Center in Dallas, Texas. Dr. Kuriakose received his M.D. from Stony Brook University School of Medicine and his B.S. in neuroscience from New York University.

Christopher J. Molineaux, Ph.D. Dr. Molineaux joined Calithera in April 2013 and currently serves as our Senior Vice President of Development. From March 2010 to March 2013, Dr. Molineaux served as the President of INDStrat LLC, a consulting firm. From July 2004 to November 2009, Dr. Molineaux served as Vice President of Development at Proteolix, Inc. From 2000 to 2004, Dr. Molineaux served as Senior Director of Drug Development at FibroGen, Inc., a biotechnology company. From 1999 to 2000, he served as Research Manager of Toxicology at Johnson & Johnson Pharmaceutical Research and Development. From 1994 to 1999, Dr. Molineaux served as Senior Director of Pharmacology at Praecis. From 1991 to 1994, he served in staff scientist positions at Enzon Pharmaceuticals, Inc. and Merck & Co. From 1985 to 1991, Dr. Molineaux served as an Assistant Professor of Pharmacology of Mount Sinai School of Medicine in New York City. He received a B.S. in Zoology from University of Maryland, College Park, a Ph.D. in Immunology and Infectious Diseases from Johns Hopkins University and completed his postdoctoral fellowship at the Uniformed Services University of the Health Sciences.

Frank Parlati, Ph.D. Dr. Parlati joined Calithera in October 2012 and has served as our Senior Vice President of Research since January 2021. From 2017 to 2021, Dr. Parlati served Calithera as Vice President of Research, from 2015 to 2017 as Senior Director of Biology and from 2012 to 2015 as Director of Biology. From 2011 to 2012, Dr. Parlati was Founder and Senior Director of Biology at Cleave Biosciences, a biotechnology company. Prior to that, Dr. Parlati held various scientific roles at California Institute of Technology, Proteolix Inc. and Rigel Pharmaceuticals, Inc. Dr. Parlati received a B.S. in Chemistry from Concordia University, a Ph.D. in Biology from McGill University and completed his postdoctoral fellowship at Memorial Sloan-Kettering.

Eric B. Sjogren, Ph.D. Dr. Sjogren joined Calithera in June 2010 and currently serves as our Senior Vice President of Drug Discovery. From 2003 to 2009, Dr. Sjogren was Vice President and Head of Medicinal

Chemistry at Roche Palo Alto, LLC, where he directed a small molecule drug discovery team in the areas of inflammation, virology and central nervous system disorders. Dr. Sjogren received a B.A. in Chemistry from the University of California, San Diego and a Ph.D. in Chemistry from Harvard University.

Stephanie Wong. Ms. Wong joined Calithera in April 2014 and has served as our Chief Financial Officer since January 2021, and as Secretary since January 2017. From 2018 to 2020, Ms. Wong served as our Senior Vice President of Finance and from 2014 to 2017 as Vice President of Finance. From 2009 to 2013, Ms. Wong was at SciClone Pharmaceuticals, Inc., a publicly traded, commercial-stage pharmaceutical company, most recently as Vice President, Finance and Controller. Prior to that, Ms. Wong served in senior finance roles at AcelRx Pharmaceuticals, Inc. and Kosan Biosciences, Inc., both biopharmaceutical companies, and as an audit manager at PricewaterhouseCoopers LLP, an independent registered public accounting firm. Ms. Wong currently serves on the board of directors of AN2 Therapeutics, Inc. Ms. Wong received a B.S. in Business Administration from the University of California, Berkeley and is a Certified Public Accountant (inactive) in the State of California.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 4, 2022 by:

•	each director or nominee for director;

•	each named executive officer;

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 112,053,658 shares outstanding on April 4, 2022, assuming the conversion of 14,817,484 shares of common stock upon conversion of the Series A preferred stock, adjusted as required by rules promulgated by the SEC.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities Affiliated with BVF, Inc. (1)	7,452,331	6.7%
PRIMECAP Management Company (2)	10,733,000	9.6
Millennium Pharmaceuticals, Inc. (3)	14,817,484	13.2

Executive Officers and Directors
Susan M. Molineaux, Ph.D. (4)	2,677,134	2.3
Stephanie Wong (5)	532,271		*
Eric Sjogren, Ph.D. (6)	645,830		*
Sunil Agarwal, M.D. (7)	104,333		*
Jonathan G. Drachman, M.D. (8)	321,688		*
Scott Garland (9)	42,777		*
Suzy Jones (10)	100,530		*
Keith Orford, M.D., Ph.D. (11)	7,760		*
Deepa R. Pakianathan, Ph.D. (12)	2,520,035	2.2%
Blake Wise (13)	82,333		*
H. Ward Wolff (14)	115,333		*
All executive officers and directors as a group (14 persons) (15)	7,635,903	6.6%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)

As reported on a Schedule 13G/A filed by BVF, Inc, or BVF, on July 8, 2021. According to such Schedule 13G/A, BVF and its related entities have shared dispositive power with respect to 7,452,331 shares which are owned of record by clients of one or more investment advisors directly or indirectly owned by BVF. The address of BVF is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(2)

As reported on a Schedule 13G/A filed by PRIMECAP Management Company, or PRIMECAP, on February 10, 2022. According to such Schedule 13G/A, PRIMECAP has sole dispositive power with respect to 10,733,000 shares all which are owned of record by clients of one or more investment advisers directly or indirectly owned by PRIMECAP. The address of PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(3)	Consists of 14,817,484 shares of common stock issuable upon the conversion of 1,000,000 shares of Series A preferred stock held by Millennium Pharmaceuticals, Inc.

(4)

Includes (a) 557,188 shares held by the Molineaux Family Trust, of which Dr. Susan Molineaux and Dr. Christopher Molineaux are trustees and share voting and dispositive power; 36,250 shares held by Dr. Susan Molineaux and 82,500 shares held by Dr. Christopher Molineaux; and (b) 2,001,196 shares issuable pursuant to stock options exercisable within 60 days after April 4, 2022.

(5)	Includes (a) 113,054 shares held by Ms. Wong; and (b) 419,217 shares issuable pursuant to stock options exercisable by Ms. Wong within 60 days after April 4, 2022.
(6)	Includes (a) 149,934 shares held by Dr. Sjogren; and (b) 495,896 shares issuable pursuant to stock options exercisable by Dr. Sjogren within 60 days after April 4, 2022.
(7)	Represents 104,333 shares issuable pursuant to stock options exercisable by Dr. Agarwal within 60 days after April 4, 2022.
(8)	Includes (a) 200,000 shares held by Dr. Drachman; and (b) 121,688 shares issuable pursuant to stock options exercisable by Dr. Drachman within 60 days after April 4, 2022.
(9)	Represents 42,777 shares issuable pursuant to stock options exercisable by Mr. Garland within 60 days after April 4, 2022.
(10)	Includes (a) 7,197 shares held by Ms. Jones; and (b) 93,333 shares issuable pursuant to stock options exercisable by Ms. Jones within 60 days after April 4, 2022.
(11)	Includes (a) 1,094 shares held by Dr. Orford; and (b) 6,666 shares issuable pursuant to stock options exercisable by Dr. Orford within 60 days after April 4, 2022.
(12)

Consists of (i) 2,403,238 shares held by Delphi Ventures VIII, L.P., (ii) 23,464 shares held by Delphi BioInvestments VIII, L.P., together with Delphi Ventures VIII, L.P., the Delphi VIII Funds, and (iii) 93,333 shares issuable pursuant to stock options exercisable by Dr. Pakianathan within 60 days after April 4, 2022. Dr. Pakianathan is a Managing Member of Delphi Ventures VIII, L.P. and as such, shares voting and dispositive power over, and each of these individuals disclaims beneficial ownership of, the reported securities held by the Delphi VIII Funds except to the extent of such individual’s pecuniary interest therein. The general partner of the Delphi VIII Funds is Delphi Management Partners VIII, L.L.C., or DMP VIII. DMP VIII may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. Each of Deepa R. Pakianathan, a member of our board of directors, James J. Bochnowski, David L. Douglass and Douglas A. Roeder, managing members of DMP VIII, shares voting and dispositive power over, and each of these individuals disclaims beneficial ownership of, the reported securities held by the Delphi VIII Funds except to the extent of such individual’s pecuniary interest therein. The address for the Delphi VIII Funds and their affiliated entities is 63 Bovet Road, Suite #351, San Mateo, California 94402.

(13)	Represents 82,333 shares issuable pursuant to stock options exercisable by Mr. Wise within 60 days after April 4, 2022.
(14)	Represents 115,333 shares issuable pursuant to stock options exercisable by Mr. Wolff within 60 days after April 4, 2022.
(15)

Includes (a) 3,754,223 shares held by the directors and executive officers and (b) 3,881,680 shares issuable pursuant to stock options exercisable by the directors and executive officers within 60 days after April 4, 2022. As to disclaimers of beneficial ownership, see footnote 12 above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Calithera. Officers, directors, and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, our officers, directors, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except we have been advised that Millennium Pharmaceuticals, Inc. will file a late Form 3 reflecting their acquisition of shares of Series A convertible preferred stock which are convertible into shares of common stock.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021, consisting of our principal executive officer, the two other most highly compensated executive officers serving at the end of such year, and one former executive officer, were:

•	Susan Molineux, Ph.D.;

•	Stephanie Wong;

•	Eric Sjogren; and

•	Keith Orford.

SUMMARY COMPENSATION TABLE

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary		Bonus (1)	Bonus Other (2)	Option Awards (3)	Stock Awards (4)	All Other Compensation (5)		Total
Susan Molineaux, Ph.D.	2021	$589,200		$318,168	—	$812,475	$253,300	$15,844		$1,988,987
President and Chief Executive Officer	2020	569,250		222,008	—	2,813,619	—	15,694		3,620,571
Stephanie Wong	2021	413,700		152,242	$25,000	324,990	551,300	25,457	(7)	1,492,689
Chief Financial Officer & Secretary
Eric Sjogren, Ph.D.	2021	400,500		147,384	—	270,825	536,400	31,249	(7)	1,386,358
Senior Vice President, Drug Discovery
Keith Orford, M.D., Ph.D.	2021	416,101	(6)	56,568	—	324,990	551,300	23,627	(7)	1,372,586
Former Chief Medical Officer	2020	455,400		149,371	—	772,366	—	24,262	(8)	1,401,399

(1)

Represents amounts earned under our bonus program based on the achievement of corporate performance goals and other factors deemed relevant by the Compensation Committee of our Board. The annual performance bonuses for each of the named executive officers, other than Dr. Molineaux, were based upon the achievement of corporate performance goals (80%) and individual performance goals (20%). Dr. Molineaux’s annual performance bonus was based solely upon the achievement of corporate performance goals. Our corporate goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. For 2021, Dr. Molineaux was awarded 90% of her target performance bonus based on 90% achievement of the corporate performance goals. For 2021, Ms. Wong and Dr. Sjogren were each awarded 97% of their 2021 target performance bonus, based upon the achievement of 90% of the corporate performance goals and his and her individual performance. For 2020, Drs. Molineaux and Orford were each awarded 65% and 82%, respectively, of their 2020 target performance bonus, based upon the achievement of 65% of the corporate performance goals and, for Dr. Orford, his individual performance. Whether or not a bonus is paid for any year is solely within the discretion of the Compensation Committee upon delegation by our Board. While the Compensation Committee has established general guidelines related to bonus target amounts and the portion of each Named Executive Officer’s annual cash bonus that is tied to company-wide, department or personal performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses. Accordingly, we do not consider these bonuses to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules.

(2)	The amount shown represents a discretionary bonus paid to Ms. Wong for her additional responsibilities assumed during 2021, as determined by the Compensation Committee.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(4)

Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each stock award granted computed in accordance with the provisions of FASB ASC Topic 718. Represents the aggregate grant-date fair value of the restricted stock units awarded to the named executive officer for the applicable year, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of such grant-date fair values are set forth in notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The aggregate grant-date fair value of the performance-based restricted stock unit awards included for each applicable fiscal year is calculated in accordance with FASB ASC 718 based on the probable outcome of the attainment of one or more pre-established performance objectives.

(5)	Amounts shown represent term life insurance paid by us on behalf of the named executive officers and our matching contribution for the named executive officer participation in our 401(k) plan.
(6)

Dr. Orford resigned as our Chief Medical Officer on November 17, 2021 and his 2021 salary includes amounts from January 1, 2021 through November 17, 2021. For 2021, he was awarded a partial payment of his annual performance bonus based upon the achievement of 90% of the corporate performance goals and his individual performance.

(7)	Amounts also include accrued vacation paid to the named executive officer for the applicable year. In 2021, we allowed a one-time reduction in vacation accrual up to a certain threshold.
(8)	Amounts also include taxable travel reimbursements pursuant to the terms of Dr. Orford’s employment agreement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table shows, certain information regarding outstanding equity awards at December 31, 2021, for the named executive officers.

				Option Awards				Stock Awards
Name				Number of	Number of
				Securities	Securities			Equity Incentive	Equity Incentive
				Underlying	Underlying			Plan Awards:	Plan Awards: Fair
			Vesting	Unexercised	Unexercised	Option	Option	Number of Shares	Value of Shares
	Grant		Commencement	Options	Options	Exercise	Expiration	That Have Not	That Have Not
	Date		Date	Exercisable (#)	Unexercisable (#)	Price ($)	Date	Vested (#)	Vested ($) (7)
Susan Molineaux, Ph.D.	12/17/2013	(1)	12/17/2013	9,729	—	$2.64	12/16/2023
President and Chief Executive Officer	9/9/2014	(1)	9/9/2014	63,716	—	7.20	9/8/2024
	2/11/2015	(1)	2/11/2015	227,346	—	16.40	2/10/2025
	1/19/2016	(1)	1/19/2016	185,000	—	4.71	1/18/2026
	11/29/2016	(1)	11/29/2016	165,000	—	3.35	11/28/2026
	1/11/2018	(2)	1/11/2018	195,833	4,167	8.60	1/10/2028
	1/10/2019	(3)	1/10/2019	284,375	105,625	4.64	1/9/2029
	1/19/2020	(4)	1/17/2020	191,666	208,334	7.41	1/18/2030
	1/20/2021	(5)	1/20/2021	—	375,000	2.98	1/19/2031
	1/20/2021	(1)	1/20/2021					85,000	$56,525

Stephanie Wong	4/15/2014	(1)	4/15/2014	13,284	—	2.64	4/14/2024
Chief Financial Officer & Secretary	9/9/2014	(1)	9/9/2014	8,433	—	7.20	9/8/2024
	2/11/2015	(1)	2/11/2015	25,000	—	16.40	2/10/2025
	1/19/2016	(1)	1/19/2016	32,500	—	4.71	1/18/2026
	11/29/2016	(1)	11/29/2016	25,000	—	3.35	11/28/2026
	12/28/2016	(1)	12/28/2016	25,000	—	3.15	12/27/2026
	1/11/2018	(2)	1/11/2018	68,541	1,459	8.60	1/10/2028
	1/10/2019	(3)	1/10/2019	87,500	32,500	4.64	1/9/2029
	1/17/2020	(4)	1/17/2020	57,500	62,500	7.41	1/16/2030
	1/20/2021	(5)	1/20/2021	—	150,000	2.98	1/19/2031
	1/20/2021	(6)	1/20/2021					35,000	23,275
	1/20/2021	(9)	1/20/2021					30,000	19,950

Eric Sjogren	12/17/2013	(1)	12/17/2013	37,991	—	2.64	12/16/2023
Senior Vice President of Drug Discovery	9/9/2014	(1)	9/9/2014	18,740	—	7.20	9/8/2024
	2/11/2015	(1)	2/11/2015	45,000	—	16.40	2/10/2025
	1/19/2016	(1)	1/19/2016	70,000	—	4.71	1/18/2026
	11/29/2016	(1)	11/29/2016	75,000	—	3.35	11/28/2026
	1/11/2018	(2)	1/11/2018	58,750	1,250	8.60	1/10/2028
	1/10/2019	(3)	1/10/2019	72,916	27,084	4.64	1/9/2029
	1/17/2020	(4)	1/17/2020	52,708	57,292	7.41	1/16/2030
	1/20/2021	(5)	1/20/2021	—	125,000	2.98	1/19/2031
	1/20/2021	(6)	1/20/2021					30,000	19,950
	1/20/2021	(9)	1/20/2021					30,000	19,950

Keith Orford, M.D., Ph.D. (5)	1/30/2015	(8)	1/30/2015	55,000	—	19.89	2/17/2022
Former Chief Medical Officer	1/19/2016	(8)	1/19/2016	65,000	—	4.71	2/17/2022
	5/2/2016	(8)	5/2/2016	5,000	—	5.33	2/17/2022
	11/29/2016	(8)	11/29/2016	75,000	—	3.35	2/17/2022
	1/11/2018	(8)	1/11/2018	67,083	—	8.60	2/17/2022
	1/10/2019	(8)	1/10/2019	93,500	—	4.64	2/17/2022
	1/17/2020	(8)	1/17/2020	64,166	—	7.41	2/17/2022

(1)	The shares subject to this option are fully vested.
(2)

The shares pursuant to this option vest 25% on January 11, 2019 and in 36 equal monthly installments thereafter through January 11, 2022, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

(3)

The shares pursuant to this option vest 25% on January 10, 2020 and in 36 equal monthly installments thereafter through January 10, 2023, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

(4)

The shares pursuant to this option vest 25% on January 17, 2021 and in 36 equal monthly installments thereafter through January 17, 2024, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

(5)

The shares pursuant to this option vest 25% on January 20, 2022 and in 36 equal monthly installments thereafter through January 17, 2025, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

(6)

The time-based restricted stock units vest as to 1/4th of the shares in equal annual installments over four years with the first installment vesting on January 20, 2022, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

(7)

The fair value of shares that have not vested was computed by multiplying the closing price of our common stock on December 31, 2021 of $0.665, as reported by Nasdaq Select Global market, by the number of restricted stock units that had not yet vested.

(8)	Dr. Orford resigned as our Chief Medical Officer on November 17, 2021. His vested and exercisable shares as of December 31, 2021 expired on February 17, 2022 unexercised.
(9)

The time-based restricted stock units vest 100% on January 3, 2022, subject to continued service with us through each relevant vesting date and are are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits in accordance with the Internal Revenue Code of 1986, as amended, or the Code, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan, and in 2019 we began making matching contributions to all eligible employees, including our Named Executive Officers. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Employment, Severance and Change in Control Agreements

Employment Agreements

We have employment agreements with each of our named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the employment agreements are described below. A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Effective August 28, 2017, we adopted a Severance Benefit Plan to provide for the payment of severance benefits to certain “Designated Employees” pursuant to the terms of the Severance Benefit Plan.

Susan M. Molineaux, Ph.D.

In June 2010, we entered into an employment agreement with Dr. Molineaux, as amended in November 2011, pursuant to which she commenced employment on an at-will basis as our President and Chief Executive Officer. For 2022, Dr. Molineaux will receive an annual base salary of $609,800, with an annual target bonus of 60% of that base salary, payable based on achievement of certain corporate goals to be established by our Compensation Committee.

As a Designated Employee under the Severance Benefit Plan, if a qualifying termination occurs on or within 12 months following a change in control, Dr. Molineaux will receive a cash severance payment equal to the sum of 18 months of her annual base salary as in effect immediately prior to her termination, plus a pro-rated portion of her annual target bonus. In addition, upon a qualifying termination, all of Dr. Molineaux’s unvested equity awards will immediately vest and become exercisable, and outstanding options will remain exercisable for a period of up to 90 days, or until the expiration date of the award, if earlier. Upon a qualifying termination, other than following a change in control, Dr. Molineaux will receive a cash severance payment equal to the sum of 12 months of her annual base salary plus a pro-rated portion of her annual target bonus.

In addition, under the Severance Benefit Plan, Dr. Molineaux and her eligible dependents will be eligible to receive continued medical coverage for up to 18 months if a qualifying termination occurs on or within 12 months following a change in control or for up to 12 months following a qualifying termination, so long as Dr. Molineaux timely elects such continued coverage. Receipt of these benefits is contingent upon Dr. Molineaux’s execution and non-revocation of a release of claims in our favor, as well as her resignation from our board of directors.

Eric Sjogren, Ph.D.

In September 2010, we entered into an employment agreement with Dr. Sjogren. Dr. Sjogren currently serves as our Senior Vice President of Drug Discovery. For 2022, Dr. Sjogren will receive an annual base salary of $414,500, with an annual target bonus of 40% of that base salary, payable based on achievement of certain corporate and individual goals to be established by our Compensation Committee.

As a Designated Employee under the Severance Benefit Plan, if a qualifying termination occurs on or within 12 months following a change in control, Dr. Sjogren will receive a cash severance payment equal to the sum of 12 months of his annual base salary as in effect immediately prior to his termination, plus a pro-rated portion of his annual target bonus. In addition, upon a qualifying termination, all of Dr. Sjogren’s unvested equity awards will immediately vest and become exercisable, and outstanding options will remain exercisable for a period of up to 90 days, or until the expiration date of the award, if earlier. Upon a qualifying termination, other than following a change in control, Dr. Sjogren will receive a cash severance payment equal to the sum of 12 months of his annual base salary plus a pro-rated portion of his annual target bonus.

In addition, under the Severance Benefit Plan, Dr. Sjogren and his eligible dependents will be eligible to receive continued medical coverage for up to 12 months following his termination, so long as Dr. Sjogren timely elects such continued coverage. Receipt of these benefits is contingent upon Dr. Sjogren’s execution and non-revocation of a release of claims in our favor.

Stephanie Wong

In April 2014, we entered into an employment agreement with Ms. Wong. Ms. Wong currently serves as our Chief Financial Officer and Secretary. For 2022, Ms. Wong will receive an annual base salary of $428,200, with an annual target bonus of 40% of that base salary, payable based on achievement of certain corporate goals to be established by our Compensation Committee.

As a Designated Employee under the Severance Benefit Plan, if a qualifying termination occurs on or within 12 months following a change in control, Ms. Wong will receive a cash severance payment equal to the sum of 12 months of her annual base salary as in effect immediately prior to her termination, plus a pro-rated portion of her annual target bonus. In addition, upon a qualifying termination, all of Ms. Wong’s unvested equity awards will immediately vest and become exercisable, and outstanding options will remain exercisable for a period of up to 90 days, or until the expiration date of the award, if earlier. Upon a qualifying termination, other than following a change in control, Ms. Wong will receive a cash severance payment equal to the sum of 12 months of her annual base salary plus a pro-rated portion of her annual target bonus.

In addition, under the Severance Benefit Plan, Ms. Wong and her eligible dependents will be eligible to receive continued medical coverage for up to 12 months following her termination, so long as Ms. Wong timely elects such continued coverage. Receipt of these benefits is contingent upon Ms. Wong’s execution and non-revocation of a release of claims in our favor.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2021

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted-average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	8,134,930	$6.22	2,501,968	(2)(3)
Equity compensation plans not approved by stockholders (4)	188,700	4.20	811,300

Total	8,323,630	$6.18	3,313,268

(1)

The equity compensation plans approved by security holders are described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The information in this table does not include time-based restricted stock units.

(2)

Includes 1,821,075 and 680,893 shares of common stock available for issuance under the 2014 Equity Incentive Plan, or the 2014 Plan, and the 2014 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2021.

(3)

The reserve for shares available under the 2014 Plan automatically increases on January 1st each year, through and including January 1, 2024, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board.

The reserve for shares available under the ESPP automatically increases on January 1st of each year through and including January 1, 2024, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 250,000 shares of common stock, or (iii) a number of shares as determined by the Board prior to the beginning of each year, which shall be the lesser of (i) or (ii) above.

(4)

Represents shares of stock authorized for future issuance under the Inducement Plan. The Inducement Plan is a non-stockholder approved equity compensation plan. The Inducement Plan is described under the heading “2018 Inducement Plan” in Note 8 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of Calithera:

Name	Fees Earned or Paid in Cash	Option Awards (1) (2)	Total
Sunil Agarwal, M.D.	$60,333	$30,144	$90,477
Jonathan Drachman, M.D.	49,722	30,144	79,866
Scott Garland	58,833	30,144	88,977
Jean M. George (3) (4)	41,410	30,144	71,554
Suzy Jones	52,222	30,144	82,366
Keith Orford, M.D., PhD. (5)	5,027	—	5,027
Deepa R. Pakianathan, Ph.D. (3)	88,111	30,144	118,255
Blake Wise	51,278	30,144	81,422
H. Ward Wolff	55,000	30,144	85,144

(1)

On June 11, 2021, pursuant to our non-employee director compensation policy, we granted options to purchase 20,000 shares of common stock to each of Drs. Agarwal, Drachman and Pakianathan, Mses. George and Jones, and Messrs. Garland, Wise and Wolff, each at an exercise price of $2.28 per share. These options vest in 12 equal monthly installments beginning on the grant date. As of December 31, 2021, the aggregate number of stock options held by Drs. Agarwal, Drachman, Orford and Pakianathan, Mses. George and Jones, and Messrs. Garland, Wise and Wolff were 106,000, 123,355, 95,000, none, 81,666, 95,000, 60,000, 84,000 and 117,000, respectively. Stock options held by Ms. George on December 31, 2021, expired in 2022 unexercised.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	Dr. Pakianathan and Ms. George’s board and committee fees were made payable to the management company of each of their respective firms.
(4)	Ms. George resigned as a director in November 2021.
(5)	Dr. Orford has served as a director since November 2021.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our board of directors and committees of our board of directors.

Equity Compensation

Initial Grant

Each new non-employee director who joins our board of directors will be granted a stock option to purchase 40,000 shares of common stock under our 2014 Plan, vesting monthly over three years from the grant date, subject to continued service as a director through each applicable vesting date.

Annual Grant

On the date of each Annual Meeting of our stockholders, each continuing non-employee director will be granted an annual stock option to purchase 20,000 shares of common stock under our 2014 Plan, vesting monthly over one year from the grant date, subject to continued service as a director through each applicable vesting date.

Vesting Acceleration

In the event of a change of control or a corporate transaction (each as defined in our 2014 Plan), any unvested portion of an equity award granted under the policy will fully vest and become exercisable immediately prior to the effective date of such change of control or corporate transaction, subject to the non-employee director’s continuous service with us on the effective date of the change of control or corporate transaction.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of our common stock as reported by the Nasdaq Select Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

Cash Compensation for 2022

Each non-employee director will receive an annual cash retainer of $40,000 for serving on our board of directors. The chairperson or lead independent director of our board of directors, if any, will receive an additional annual cash retainer of $30,000.

The chairperson and members of the four standing committees of our board of directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	12,000	6,000
Nominating and Corporate Governance Committee	8,000	4,000
Science and Technology Committee	12,000	5,000

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. Each non-employee director may elect to have their cash compensation paid to the management company of their respective firms.

A non-employee director may elect to receive a stock option grant in lieu of his or her annual cash compensation. Such election would apply to all such cash compensation. A non-employee director must make this election prior to the date of the Annual Meeting of stockholders and such election will apply until the next Annual Meeting of our stockholders.

The number of shares of common stock to be issuable upon exercise of stock options granted in lieu of annual cash compensation will be determined by dividing (i) the amount of annual compensation that would otherwise be paid during the upcoming year of service, by (ii) the Black-Scholes value of one share of our common stock on the applicable grant date, or such other method that may be set forth in the non-employee director compensation policy on that date. Such stock options will be nonstatutory stock options and will be granted on the date of the Annual Meeting of our stockholders. The stock options will have an exercise price per share equal to the closing price of our common stock as reported by the Nasdaq Select Global Market on the date of grant and will vest monthly over one year from the grant date, subject to continued service as a director through each applicable vesting date. The stock options will have a term of ten years from the date of grant.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PARTY TRANSACTIONS POLICY AND PROCEDURES

In 2014, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to the terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

In June 2013, we entered into an employment agreement with Christopher Molineaux, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, Development. Christopher Molineaux is the spouse of Susan Molineaux, a member of our board of directors and our President and Chief Executive Officer. During 2021, Christopher Molineaux received an annual base salary of $396,400 and an annual bonus of $145,875. In 2022, Christopher Molineaux will receive an annual base salary of $410,300 and an annual target bonus of 40% of that base salary, payable based on achievement of certain corporate and individual goals to be established by us. As a Designated Employee under the Severance Benefit Plan, if a qualifying termination of Christopher Molineaux occurs on or within 12 months following a change of control, Christopher Molineaux is entitled to a cash severance payment and immediate vesting of all of his unvested equity awards and, upon a qualifying termination, other than on or within 12 months following a change in control, Christopher Molineaux will receive a cash severance payment.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Calithera stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the virtual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board,

/s/ Stephanie Wong

Stephanie Wong
Secretary

April 20, 2022

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC is available without charge upon written request to: Secretary, Calithera Biosciences, Inc., 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080.

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF CALITHERA BIOSCIENCES, INC.

CALITHERA BIOSCIENCES, INC. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Company is Calithera Biosciences, Inc.

SECOND: The original name of the Company was Protein Activation Therapeutics, Inc., and the date of filing the original Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware is March 9, 2010.

THIRD: The board of directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV, Paragraph A of its Amended and Restated Certificate of Incorporation, as amended, to read in its entirety as follows:

“The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is two hundred ten million (210,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

Effective as of 5:00 pm Eastern time, on the date this Certificate of Amendment to this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen, seventeen, eighteen, nineteen, or twenty*] shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding shall be combined into one (1) share of Common Stock, par value $0.0001 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Company and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware at the annual meeting of the stockholders of the Company.

* * * * *

*

The board of directors (the “Board”) adopted a resolution approving eleven separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company. These amendments approve the combination of any whole number of shares of Common Stock between and including ten (10) and twenty (20) into one (1) share of Common Stock. By approving Proposal No. 4, you are approving each of the eleven amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Corporation and its stockholders. The other ten proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all eleven proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

IN WITNESS WHEREOF, Calithera Biosciences, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of                 , 2022.

CALITHERA BIOSCIENCES, INC.

By:

Name:	Susan M. Molineaux, Ph.D.

Title:	President and Chief Executive Officer

CALITHERA BIOSCIENCES, INC. 343 OYSTER POINT BLVD SUITE 200 SOUTH SAN FRANCISCO, CA 94080 SCAN TO VIEW MATERIALS & VOTE    VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CALA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79136-P72091 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    CALITHERA BIOSCIENCES, INC.    For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1.To elect two Class II directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are selected; Nominees: 01)Deepa Pakianathan, Ph.D. 02)Suzy Jones To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain    2. To ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; 3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice; 4. To approve the amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock; and 5. To approve the issuance of more than 20% of our issued and outstanding common stock. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.    D79137-P72091    Calithera Biosciences, Inc. Annual Meeting of Stockholders June 1, 2022 10:00 a.m. PDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Susan Molineaux, Ph.D. and Stephanie Wong and each of them, with full power of substitution and power to act alone, as proxies of the undersigned to vote all the shares of Common and Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the 2022 Annual Meeting of Stockholders of Calithera Biosciences, Inc., to be held virtually, via live broadcast at www.virtualshareholdermeeting.com/CALA2022 on Wednesday, June 1, 2022 at 10:00 am PDT and at any adjournments or postponements thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.    Continued and to be signed on reverse side